                                                                     Exhibit 3.3



                            ARTICLES OF INCORPORATION

                                       OF

                             OMNIMOUNT SYSTEMS, INC.

      The undersigned, for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

                             Name of the Corporation

      The name of the corporation shall be "OMNIMOUNT SYSTEMS, INC."

                                   ARTICLE II

                                Corporate Purpose

      The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time, and specifically, but not in limitation thereof, the purpose of manufacture and sales of acoustical and other mounting equipment.

                                   ARTICLE III

                                Initial Business

      The initial business of the corporation will be to manufacture and sell acoustical and other mounting equipment.

                                   ARTICLE IV

                            Initial Place of Business

      The initial place of business of the corporation shall be 1501 West 17th Street, Tempe, Arizona, 85281, and such other locations as the directors may from time to time determine.

                                    ARTICLE V

                                  Capital Stock

      The authorized capital stock of the corporation shall be 500,000 shares of common stock having no par value.

                                   ARTICLE VI

                               Board of Directors

      The initial Board of Directors shall consist of two members. The number of persons to serve thereafter on the Board of Directors shall be fixed by the By-Laws. The name and address of the persons who are to serve as the directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

                                Alexander Cyrell
                              1501 West 17th Street
                              Tempe, Arizona 85281

                                Garrett E. Weyand
                              1501 West 17th Street
                              Tempe, Arizona 85281



                                   ARTICLE VII

                                 Indemnification

      Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees and agents, and their personal representatives and heirs, against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, that may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of service as a director, officer, employee, or agent of the corporation, whether or not any action is or has been filed against them and whether or not the legal action brought or threatened is by or in the right of the corporation or by any other person. Provided, however, that the indemnification shall not be mandatory unless the Board of Directors determines that the person did not act, fail to act, or refuse to act with gross negligence or with fraudulent or critical intent in regard to the matter involved in the action or contemplated action; provided, further, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise been applicable shall have unreasonably refused to permit the corporation, at it own expense and through counsel of its choosing, to defend him or her in the action. The right of indemnification provided in these Articles shall not be exclusive of any other right that the directors and officers of the corporation, and the other persons mentioned above, may have or hereafter acquire. A member of any committee appointed by the Board of Directors shall have the same right of indemnification as a director, officer, employee, or agent, as specified herein, with respect to the alleged acts or omissions by him as a member of the committee.

                                  ARTICLE VIII

                                  Incorporation

      The names and addresses of the incorporation of the corporation are:

                                Garret E. Weyand
                              1501 West 17th Street
                              Tempe, Arizona 85281

                                Alexander Cyrell
                              1501 West 17th Street
                              Tempe, Arizona 85281

      All powers, duties, and responsibilities of the incorporators shall cease when these Articles of Incorporation are accepted for filing by the Arizona Corporation Commission.

                                   ARTICLE IX

                                 Statutory Agent

      The name and addresses of the initial statutory agent of the corporation are THOMAS W. DIETRICH, P.C., 3636 North Central, Suite 1180, Phoenix, Arizona 85012.

      Dated:     December 21, 1993.


                                                   /s/ Garrett E. Weyand
                                                ---------------------------
                                                Garrett E. Weyand

                                                   /s/ Alexander Cyrell
                                                ---------------------------
                                                Alexander Cyrell

                                                "Incorporators"

                           CONSENT OF STATUTORY AGENT

      THOMAS W. DIETRICH, P.C., an Arizona professional corporation, having been designated to act as Statutory Agent, hereby consents to act in that capacity until its removal or resignation is submitted in accordance with the Arizona Revised Statutes.

                                          THOMAS W. DIETRICH, P.C., an Arizona
                                                Professional corporation

                                          By:       /s/ Thomas W. Dietrich
                                                -----------------------------
                                                THOMAS W. DIETRICH, President

      [OMNIMOUNT SYSTEMS LETTERHEAD]



      OMNIMOUNT SYSTEMS
      1501 WEST 17TH STREET, TEMPE, ARIZONA  85281-6225
      POST OFFICE BOX 60695, PHOENIX, ARIZONA  85082-0895
      TEL: (602) 829-8000   FAX: (602) 756-9000




                             CONSENT TO USE OF NAME

      Omnimount Systems, a California corporation, authorized to do business in the State of Arizona, in anticipation of forming a wholly owned subsidiary, Omnimount Systems, Inc., an Arizona corporation, which will be the successor corporation after the merger of the California corporation into the newly formed Arizona subsidiary, hereby consents, for all purposes, to Omnimount Systems, Inc., an Arizona corporation's use of the name Omnimount Systems.

                                    Omnimount Systems, a California corporation doing business in the State of Arizona


                                    By:     /s/ Garrett E. Weyand
                                          -------------------------
                                          Its CEO

                           ARTICLES AND PLAN OF MERGER

                                       OF

                             OMNIMOUNT SYSTEMS INC.

                            A CALIFORNIA CORPORATION

                                      INTO

                             OMNIMOUNT SYSTEMS, INC.

                             AN ARIZONA CORPORATION

      THESE ARTICLES AND PLAN OF MERGER, effective as of December 31, 1993, are between Omnimount Systems, Inc., an Arizona corporation ("AZOMNI") and Omnimount Systems, a California corporation ("CALOMNI").

                               W I T N E S S E T H

      WHEREAS, AZOMNI is an Arizona corporation authorized to issue 500,000 no par value shares of which there are 285,905 shares outstanding as of the date hereof; and

      WHEREAS, CALOMNI is a California corporation authorized to issue 500,000 no par value shares of which there are 285,905 shares outstanding as of the date hereof.

      NOW THEREFORE, the undersigned corporations, in accordance with Arizona Revised Statutes Sections 10-071 et seq, hereby adopt the following Articles and Plan of Merger:

      Article 1. The parties agree to effect this merger, and intend that it qualify as a tax-free reorganization pursuant to Section 368(a)(1)(A) and (F) of the International Revenue Code of 1986, as amended.

      Article 2. The parties to these Articles and Plan of Merger are Omnimount Systems, a California corporation and Omnimount Systems, Inc., an Arizona corporation.

      Article 3. The corporation to survive the merger is AZOMNI, which shall be governed by the laws of the State of Arizona and continue under the following name: Omnimount Systems, Inc.

      Article 4. The articles of the surviving corporation shall not be amended as part of the merger.

      Article 5. Before the effective date of the merger, the total number of shares of stock of all classes that the parties hereto have authority to issue is as follows:

                                                         Number of
Corporation            Class of Stock                Shares Authorized
-----------            --------------                -----------------
CALOMNI             Common (no par value)                 500,000
AZOMNI              Common (no par value)                 500,000

Neither CALOMNI no AZOMNI shall issue any new stock of any class before the effective date of the merger.

      Article 6. The manner and basis of exchanging and converting the issued stock of CALOMNI is as follows:

      Each share of the issued and outstanding common stock of CALOMNI shall be exchanged for 1 share of AZOMNI common stock. After the effective date of the merger, each holder of an outstanding certificate evidencing common shares of CALOMNI shall surrender the same, duly endorsed as AZOMNI may require, to AZOMNI or its agent for cancellation. Thereupon, the holder shall receive in exchange therefore a certificate or certificates representing the number of common shares of AZOMNI to which the holder shall be entitled. Shares of AZOMNI common stock outstanding at the date of this merger shall not be exchanged, but shall remain outstanding.

      Article 7. The principal offices of AZOMNI are located at 1501 West 17th Street, Tempe, Arizona 85281. The principal offices of CALOMNI are located at 1613 Chelsea Road, Suite 325, San Marino, California 91108. Neither party to the merger owns property the title to which could be affected by the recording of an instrument among the land records.

      Article 8. These Articles and Plan of Merger were duly adopted and approved by the Board of Directors of both AZOMNI and CALOMNI in the manner required by the laws of the States of Arizona and California. Furthermore, these Articles and Plan of Merger were duly adopted and approved by the shareholders of both AZOMNI and CALOMNI at duly called meetings of the shareholders in the manner and by the vote required by the laws of the States of Arizona and California.

      As to each of the corporations, the total number of shares voted for and against the Articles and Plan of Merger, respectively, is as follows:

                                Number of Shares
                                ----------------

      Corporation       Total Voted For   Total Voted Against   Total Not Voting
      -----------       ---------------   -------------------   ----------------
      AZOMNI            185,905           none                  none
      CALOMNI           231,243           none                  54,662

      Article 9. The Plan of Merger is as follows:

            9.1 The Articles of Incorporation of AZOMNI, as in effect on the effective date of the merger, shall continue in full force and effect as the Articles of Incorporation of AZOMNI.

            9.2 AZOMNI reserves the right and power, after the effective date of the merger, to alter, amend, change or repeal any of the provisions contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on officers, directors, or stockholders herein are subject to this reservation.

            9.3 The Bylaws of AZOMNI, as they exist on the effective date of the merger, shall remain and be the Bylaws of AZOMNI until altered, amended, or repealed, or until new Bylaws shall be adopted in accordance with the provisions thereof, the Articles of Incorporation, or in the manner permitted by the applicable provisions of law.

            9.4 The directors of AZOMNI as of the effective date of the merger shall continue in office until their resignation or removal or the next annual meeting of the stockholders of AZOMNI. The number of directors of AZOMNI shall continue to be 5 and shall be the following persons:

            Alexander Cyrell

            Garret E. Weyand

            Ronald E. Gordon

            Jay T. Last

            Arnold Palmer

The following officers of AZOMNI immediately prior to the effective date of the merger shall continue in office after the effective date of the merger until their resignation or removal or the next annual meeting of the Board of Directors of AZOMNI:

            Garret E. Weyand  -     Chairman & Chief Executive Officer

            Alexander Cyrell  -     President

            G. E. Weyand      -     Secretary

            9.5 Each share of issued and outstanding common stock of CALOMNI shall be exchanged by AZOMNI for 1 share of AZOMNI common stock. After the effective date of the merger, each holder of an outstanding certificate evidencing common shares of CALOMNI shall surrender the same, duly endorsed as AZOMNI may require, to AZOMNI or its agent for cancellation. Thereupon, the holder shall receive in exchange therefore a certificate or certificates representing the number of common shares of AZOMNI to which the holder shall be entitled. The shares of AZOMNI common stock outstanding at the date of this merger shall not be exchanged, but shall remain outstanding. Any outstanding stock options of CALOMNI shall be binding upon AZOMNI for shares of AZOMNI.

            9.6 On the effective date of the merger, the separate existence of CALOMNI shall cease (except to the extent continued by statute), and all of its property, rights, privileges, and franchises, of whatsoever nature and description, shall be transferred to, vest in, and devolve upon AZOMNI, without further act of deed. Confirmatory deeds, assignments or other like instruments, when deemed desirable by AZOMNI to evidence such transfer, vesting, or devolution of any property, right, privilege, or franchise, shall at any time, or from time to time, be made and delivered in the name of AZOMNI by the last acting officers thereof, or by the corresponding officers of the surviving corporation. The corporate identity, existence, name, purposes, franchises, powers, rights, and immunities of AZOMNI shall continue unaffected and unimpaired by the merger. The corporate identity, existence, purposes, franchises, powers, rights, and immunities of CALOMNI shall be merged into AZOMNI, which shall be fully vested therewith. AZOMNI shall be subject to all of the debts and liabilities of CALOMNI as if AZOMNI had itself incurred them and all rights of creditors and all liens upon the property of AZOMNI and CALOMNI shall be preserved unimpaired, provided that such liens, if any, upon the property of CALOMNI shall be limited to the property affected thereby immediately before the effective date of the merger.

            9.7 Each corporation shall take or cause to be taken all actions, or do or cause to be done all things as are necessary, proper, or advisable under the laws of the State of Arizona to make effective the merger herein provided, subject, however, to receipt of any required approval by outstanding shares of either in accordance with applicable law and subject also to compliance with all other applicable laws. The effective date of the merger shall be the date when these Articles and Plan of Merger are filed with and accepted by the Arizona Corporation Commission or December 31, 1993, whichever is later.

                                       Omnimount Systems,
                                         A California corporation

                                       By: /s/ Garret E. Weyand
                                           ----------------------
                                           Garret E. Weyand, CEO

Attest:

 /s/ Alexander Cyrell
---------------------------
Alexander Cyrell, President

 /s/ Garret E. Weyand
---------------------------
Garret E. Weyand, Secretary


                                                                       "CALOMNI"



                                       Omnimount Systems,
                                         A California corporation

                                       By: /s/ Garret E. Weyand
                                           ----------------------
                                           Garret E. Weyand, CEO


Attest:

 /s/ Alexander Cyrell
---------------------------
Alexander Cyrell, President

  /s/ Garret E. Weyand
---------------------------
Garret E. Weyand, Secretary

                                                                        "AZOMNI"

                   STATEMENT OF CHANGE KNOWN PLACE OF BUSINESS
                           OR STATUTORY AGENT, OR BOTH

                                       OF

                             OMNIMOUNT SYSTEMS, INC.

      Pursuant to the provisions of Section 10-013 or Section 10-114 of the Arizona Business Corporation Act, the undersigned corporation, organized under the laws of Arizona, submits the following statement for the purpose of changing its known place of business or its statutory agent, or both, in the State of
Arizona:

      FIRST: The name of the corporation is: OMNIMOUNT SYSTEMS, INC.

      SECOND: The address of its present known place of business (as shown with the Arizona Corporation Commission, at this time):

1st Corporate address:              1501 W. 17th Street, Tempe, AZ 85281


2nd Corporation address (only applies to foreign corporations):
n/a

      THIRD: The address to which its known place of business is to be changed is:

1st Corporate address (mailing address should be):

1501 W. 17th Street, Tempe, AZ 85281

2nd Corporation address (only applies to foreign corporations):
n/a

      FOURTH: The name and address of its present statutory agent is:

Thomas W. Dietrich, P.C.

3636 N. Central Ave.  #1108, Phoenix, AZ 85012

      FIFTH: The name and address of its successor statutory agent or the new address is:

      C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix,

      Maricopa County, Arizona 85012

      SIXTH: Such change was duly authorized by the corporation.

      Dated April 11, 1994

                                                   OMNIMOUNT SYSTEMS, INC.
                                          --------------------------------------
                                      by  /s/ Garret E. Weyand
                                          --------------------------------------
                                          Its Vice President    Garret E. Weyand

C T CORPORATION SYSTEM, having been designed to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

                                      CT CORPORATION SYSTEM

                                      By:    /s/ Cindy L. Parrinello
                                          --------------------------------------
                                          Cindy L. Parrinello
                                          --------------------------------------

                                          Special Assistant Secretary
                                          --------------------------------------

                         ARIZONA CORPORATION COMMISSION
                              CORPORATIONS DIVISION

1300 West Washington Street              400 West Congress Street
Phoenix, Arizona 85007-2929              Tucson, Arizona 85701-1347
      (602) 542-3285                           (520) 628-6560

                  NOTICE OF PENDING ADMINISTRATIVE DISSOLUTION

                                                      Effective Date: 10/15/2001

To:
C T CORPORATION SYSTEM
3225 N CENTRAL AVE
PHOENIX, AZ 85012


Corporation Name:  OMNIMOUNT SYSTEMS, INC.
File Number:  - 0708859-7

The Arizona Corporation Commission has determined that the following grounds exist under A.R.S. Sections 10-1420 & 10-11420 FOR DISSOLVING YOUR CORPORATION. If your corporation does not correct each ground for dissolution or demonstrate to the reasonable satisfaction of the commission that each ground determined by the commission does not exist, then the commission shall administratively dissolve your corporation after a period of not less than sixty days from the effective date of this notice.

YOUR CORPORATION'S ANNUAL REPORT(S) IS PAST DUE.

PENALTY AMOUNTS MUST BE ATTACHED. PENALTIES ARE DICTATED BY LAW. (A.R.S. SECTION 10-1622.G) AND BEGIN TO ACCRUE THE DAY AFTER THE DUE DATE, AT A RATE OF $9.00 PER MONTH. ADDITIONALLY, THE CORPORATION IS IN DANGER OF BEING DISSOLVED UNLESS THE PROPER REPORT AND PENALTIES ARE SUBMITTED WITHIN CORRECTION PERIOD. IF YOU HAVE MAILED YOUR ANNUAL REPORT WITHIN THE LAST 30 DAYS PLEASE CONTACT OUR ANNUAL REPORTS SECTION TO VERIFY YOUR REPORT HAS BEEN RECEIVED.


                                      Arizona Corporation Commission
                                      Annual Reports Section
                                      (602) 542-3285

Questions can be directed to:

Phoenix (602) 542-3285 or Toll Free 1-(800) 345-5819 or Tucson (520) 628-6560.

Please ask to speak with an examiner in the Annual Reports Section

                             Articles of Amendment

                                       Of

                            OmniMount Systems, Inc.

                                   -0708859-7

                              ARTICLES OF AMENDMENT

                                       OF

                             OmniMount Systems, Inc.
                              [Name of Corporation]


1.    The name of the corporation is      OmniMount Systems, Inc.

2.    Attached hereto as Exhibit A is the text of each amendment adopted.

3.    [ ]   The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

      [X] Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

      [ ] The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4.    The amendment was adopted the 23 day of May , 2002.

5.    [ ]   The amendment was adopted by the [ ] incorporation [ ] board of directors without shareholder action and shareholder action was not required.

      [X] The amendment was approved by the shareholders. There is (one) 1 voting groups eligible to vote on the amendment. This designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes case for and against the amendment were as follows.

            The voting group consisting of 285,905 outstanding shares of common [class or series] stock is entitled to 285,905 votes. There were 260,828 votes present at the meeting. The voting group cast 260,828 votes for and 0 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

            The voting group consisting of _______________ outstanding shares of _______________ [class or series] stock is entitled to
            _______________ votes
            present at the meeting. The voting group case _______________ votes for and _______________ votes against approval of the amendment. The number of votes case for approval of the amendment was sufficient for approval by the voting group.

            DATED as of this 2 day of July, 2002.


                                             OmniMount Systems, Inc.
                                       ----------------------------------
                                               [name of corporation]



                                    By        /s/ Garret E. Wayand
                                       ----------------------------------
                                       Garret E. Weyand,   Chairman & CEO
                                          [name]                  [title]

                                                         OmniMount Systems, Inc.
                                                          8201 South 48th Street
                                                               Phoenix, AZ 85044
                                                              Tele: 480-829-8000
                                                               Fax: 480-756-9000



                                    EXHIBIT A

Article V, Capital Stock, will be revised from:

      "The authorized capital stock of the corporation shall be 500,000 shares of common stock having no par value."

                                       to

      "The authorized capital stock of the corporation shall be 10,000,000 shares of common stock having no par value."

The shareholders will be notified to send by registered mail, return receipt requested, to the attention of Garret E. Weyand, Chairman & CEO, OmniMount Systems, Inc., at the following address:

                              Post Office Box 60695
                             Phoenix, AZ 85082-0695



The notice will stated that their existing shares certificate will be cancelled and a new certificate will be issued to them reflecting the proportional increase in the number of their shares. Their ownership percentage in OmniMount Systems, Inc., will not be altered by this change.

OMNIMOUNT                    OmniMount Systems, Inc          Voice: 480-829-8000
S y s t e m s                The P____ at South Mountain     Fax: 480-756-9000
                             8201 South 48th Street
                             Phoenix, Arizona  85044-5302





July 19, 2002



Guadalupe Ortiz
Arizona Corporation Commission
VIA FACSIMILE:  602-542-4100

Dear Guadalupe:

Please note that there is one (1) voting group to be reflected under article 5 in our recently submitted Articles of Amendment.

Please correct this article to state this information.

Sincerely,



Kathleen Lunt
For Garret Weyand
OmniMount Systems, Inc.

                              ARTICLES OF AMENDMENT

                                       OF

                             OMNIMOUNT SYSTEMS, INC.

      Pursuant to Arizona Revised Statutes Section 10-1006 of the Arizona Business Corporation Act, the undersigned adopts the following Articles of Amendment for such corporation:

      The name of the corporation is "OmniMount Systems, Inc."

      The Articles of Incorporation are amended as follows:

            Article V of the Articles of Incorporation is amended by restating
                  Article V as follows:

                        The authorized capital stock of the corporation shall be
                  11,000,000 shares of common stock having no par value and 1,000,000 shares of Series A Preferred Stock with no par value. Each share of preferred stock may be converted, at the option of the holder thereof, into one share of common stock. Each share of preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the preferred stock, in preference to the common stock, may be entitled to receive One Dollar ($1.00) in cash for each share of preferred stock, together with an amount in cash equal to accrued and unpaid dividends on the stock, the date of the payment, or such amount or amounts as may be fixed by the Board of Directors, pursuant to the authority herein conferred upon it. Each issued and outstanding share of preferred stock will entitle the holder thereof one vote per share as if such share of preferred stock was a share of common stock.

      The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

      The amendment was adopted the 7th day of March, 2004.

      The amendment was approved by the shareholders of the corporation. There was one voting group eligible to vote on the amendment. The number of outstanding shares of common stock eligible to vote, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

                     There were 6,003,820 outstanding shares of common stock, of which 6,003,820 were entitled to vote on the amendment. There were 6,003,820 votes present through a unanimous written consent. The voting group cast 6,003,820 votes for and 0 votes against approval of the amendment. The number of votes cast in favor of the amendment was sufficient for approval by the voting group.



                    [Signatures appear on the following page]

            IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 8th day of March, 2004.

                                    OMNIMOUNT SYSTEMS, INC. and Arizona
                                    corporation


                                          By:     /s/ Garret E. Weyand
                                                ------------------------
                                                Garret E. Weyand

                                          Its:        Chairman & CEO